ROSE'S STORES, INC.

                        SEVERANCE PAY PLAN

                   (Effective December 14, 1995)

                           INTRODUCTION

          The purpose of this Severance Pay Plan (the "Plan") is to enable Rose's Stores, Inc. (the "Company") to offer a form of protection to Officers and Selected Associates of the Company and its Affiliates in the event their employment with the Company and its Affiliates terminates.

          Accordingly, the Company's Board of Directors has adopted this Plan, upon the recommendation of the Compensation Committee, effective December 14, 1995, for Officers and Selected Associates of the Company and its Affiliates in an effort to assist in replacing the loss of income caused by a termination of employment under the circumstances described herein.

          The Plan, effective December 14, 1995, amends and supersedes any severance plans, policies and/or practices of the Company or any Affiliate. Any Participant in the Plan shall not be eligible to participate in any other severance plan, policy or practice of the Company or any Affiliate.


                             ARTICLE i
                            Definitions

          i.1 "Affiliate" shall mean the Company and any entity affiliated with the Company within the meaning of Code Section 414(b) with respect to a controlled group of corporations, Code Section 414(c) with respect to trades or businesses under common control with the Company, Code Section 414(m) with respect to affiliated service groups and any other entity required to be aggregated with the Company under Code Section 414(o). No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Code Section 414.

          i.2 "Associate" shall mean any individual employed by an Employer, other than those employed on a temporary and/or seasonal basis as determined in accordance with the Company's policies and practices.

          i.3  "Board" shall mean the Board of Directors of the Company.

          i.4 "Cause" shall mean (with regard to a Participant's termination of employment with the Control Group): (a) the refusal or willful failure by the Participant to substantially perform his or her duties,(b) the Participant's dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Control Group or any of their assets or businesses, or
(c) the Participant's conviction of, or plea of nolo contendere with respect to, a felony (other than a traffic violation) or any other crime involving, in the sole discretion of the Committee, moral turpitude.

          i.5 "Change in Control" shall have the meaning set forth in Appendix A attached hereto.

          i.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          i.7 "Committee" shall mean the Compensation Committee of the Board or an administrative committee appointed by the Compensation Committee.

          i.8 "Company" shall mean Rose's Stores, Inc., a Delaware corporation, and any successor as provided in Article VI hereof.

          i.9  "Control Group" shall mean the Company and its Affiliates.

          i.10 "Disability" shall mean a disability resulting from a physical or mental condition of such severity and probable prolonged duration as to entitle a Participant to disability retirement benefits under the Federal Social Security Act.

          i.11 "Effective Date" shall mean December 14, 1995.

          i.12 "Employer" shall mean the Company and any Affiliate which has adopted this Plan in accordance with Section 6.1 hereof.

          i.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          i.14 "Exempt Associate" shall mean an Associate who is exempt from minimum wage and overtime requirements pursuant to the Fair Labor and Standards Act 29 U.S.C. Section 213.

          i.15 "Good Reason" shall mean (with respect to a Participant's termination of employment with the Control Group): (a) the complete elimination of a Participant's position, unless the Participant is offered a comparable or better position with the Employer as determined by the Committee, in its sole discretion; (b) the Participant's constructive or voluntary termination, during the sixty (60) day period prior to the Participant's Termination Date, due to a material reduction in Salary; or (c) the Participant's constructive or voluntary termination, during the sixty (60) day period prior to the Participant's Termination Date,due to a material change in job responsibilities.

          i.16 "Hour of Service" shall mean each hour for which an Associate is or will be directly or indirectly compensated by an Employer or an Affiliate for the performance of the Associate's work duties. Hours of Service shall be credited (based on an Associate's normally scheduled Hours of Service) during any period which an Associate is not working due to disability, leave of absence or layoff so long as he or she is being paid by the Employer (other than through any employee benefit plan). Hours of Service also shall also be credited for service in any branch of the armed forces of the United States by any person who is an Associate on the date such service commenced, but only to the extent required by applicable law.

          i.17 "Officer" shall mean any of the following Associates of the
Company: Executive Vice Presidents, Senior Vice Presidents, Vice Presidents or Treasurers.

          i.18 "Participant" shall mean any Officer or Selected Associate, or former Officer or Selected Associate who is receiving payments under the Plan.

          i.19 "Plan" shall mean the Rose's Stores, Inc. Severance Pay Plan.

          i.20 "Salary" shall mean a Participant's regular annual salary from the Employer on his or her Termination Date exclusive of overtime, bonuses, awards, imputed income or extraordinary payments. In calculating the amount of Severance Benefit, the Committee shall use the following guidelines:

               (a) the monthly Salary rate shall be computed by dividing the Participant's Salary by twelve (12);

               (b) the weekly Salary rate shall be computed by dividing the Participant's Salary by fifty-two (52); and

               (c) with respect to an Associate who is a truck driver, the weekly Salary rate shall be computed by dividing the Associate's year to date earnings by the total number of pay checks he or she has received during such year as of his or her Termination Date multiplied by twenty-six (26); such sum shall then be divided by fifty-two
                     (52).

          i.21 "Selected Associate" shall mean any Exempt Associate or any other non-Exempt Associate who is regularly employed at the corporate office of the Company.

          i.22 "Severance Benefit" shall mean the benefit paid to the Participant by the Employer in accordance with Appendix B attached hereto. Any Severance Benefit shall be reduced by (a) any monies arising out of the employment relationship which are owed to the Employer by the Participant, and
(b) deductions for taxes, withholding or benefits provided or elected hereunder.

          i.23 "Termination Date" shall mean the last official work day for which the Participant receives pay for service with the Employer and specifi-cally excludes any period for which a Severance Benefit payment is made.

          i.24 "Year of Service" shall mean each twelve (12) consecutive month period commencing on the Associate's date of hire by the Employer and each anniversary thereof.
                            ARTICLE ii
                             Benefits

          ii.1 Eligibility for Benefits. Any Participant (a) whose employment with the Control Group is terminated without Cause by an Employer; (b) who terminates employment with the Control Group after the occurrence of a Good

Reason event with regard to such Participant; or (c) who terminates employment due to Disability, shall be entitled to a Severance Benefit in the manner set forth in Section 2.2 below. A Participant shall not be entitled to a Severance Benefit under this Plan if he or she is terminated for Cause.

          ii.2 Amount and Form of Benefits.  Any Participant described in
Section 2.1 above shall receive his or her Severance Benefit in an amount calculated in accordance with Appendix B attached hereto. Such Severance Benefit shall be paid in the form of bi-weekly installments, unless otherwise specified in Appendix B, with the first installment beginning as soon as administratively feasible after the Participant's Termination Date.

          ii.3 Additional Benefits. An Officer entitled to receive a Severance Benefit in accordance with Section 2.1 shall also be entitled to receive additional benefits as provided in (a) and (b) below:

               (a) An Officer shall be reimbursed for reasonable fees for outplacement assistance or other reasonable expenses incurred in the pursuit of subsequent employment. The reasonableness of such fees and expenses shall be determined by the Committee, in its sole discretion. The maximum reimbursement for all fees and expenses incurred shall be ten thousand dollars ($10,000).

               (b) An Officer shall be entitled to continued medical, dental and disability coverage under the plans in which he or she participated prior to his or her Termination Date. Such coverage shall be under substantially similar terms and conditions as an active Associate for a period of three (3) months following the Officer's Termination Date; provided that participation in such plans shall cease if the Officer becomes employed on a full-time basis with an Employer or any other employer, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, the Officer may not continue to participate in any such plan on a pre-tax or tax-favored basis. Any benefits or payments under this section shall be in addition to any extended group health plan coverage to which the Associate is entitled under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          ii.4 Release. As a condition of receiving benefits hereunder, the Participant shall be required to sign the Agreement of Release, attached as Appendix C hereto.

          ii.5 Mitigation/Termination of Severance Benefits. No Participant entitled to receive a Severance Benefit hereunder shall be required to seek other employment or to attempt in any way to reduce any amounts payable to him or her pursuant to this Plan. However, any remaining installment payments payable to a Participant under the Plan shall cease as of the date the Partici-pant becomes actively employed on a full-time basis with an Employer or any other employer, as determined by the Committee in its sole discretion. In the event the Participant obtains new employment, the Participant is required to immediately notify the Personnel Department of the Company in writing. If the Participant does not provide such notice in a timely and accurate manner, as determined by the Committee, the Employer shall be entitled to terminate the Severance Benefit payments to the Participant and the Employer shall be entitled to recover from the Participant the amount of any Severance Benefit payments that were made as a result of the failure to provide timely and/or accurate notice.

                            ARTICLE iii
                              Funding

          iii.1Funding. The Plan shall be funded out of the general assets of the Company as and when benefits are payable under the Plan. All Participants shall be solely general creditors of the Company. If the Company decides to establish any advance accrued reserve on its books against the future expense of benefits payable hereunder, such reserve shall not under any circumstances be deemed to be an asset of the Plan.

                            ARTICLE iv
                    Administration of the Plan

          iv.1 Plan Administrator. The general administration of the Plan on behalf of the Employers shall be placed with the Committee.

          iv.2 Reimbursement of Expenses of Committee. The Company may, in its sole discretion, pay or reimburse the members of the Committee for all reasonable expenses incurred in connection with their duties hereunder.

          iv.3 Action by the Committee. Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present, or by written action in accordance with applicable law. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties.

          iv.4 Decisions of Committee are Binding on All Persons.  The
Committee (or its delegate) shall have the exclusive right, power,and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan. Without limiting the general-ity of the foregoing, the Committee shall have the sole and absolute discretion-ary authority: (a) to take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan; (b) to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (c) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan; (d) to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents;
(e) to decide for purposes of paying benefits hereunder, whether, based on the terms of the Plan, a termination of employment is for Good Reason or for Cause; and (f) except as specifically provided to the contrary in Section 4.11, to process and approve or deny benefit claims and rule on any benefit exclusions. All determinations made by the Committee (or any delegate) with respect to any matter arising under the Plan and any other Plan documents shall be final, binding and conclusive on all parties.

          iv.5 Delegation of Authority. The Committee may delegate any and all of its powers and responsibilities hereunder to other persons by formal resolution filed with and accepted by the Board. Any such delegation shall not be effective until it is accepted by the Board and the persons designated and may be rescinded at any time by written notice from the Committee to the person to whom the delegation is made.

          iv.6 Retention of Professional Assistance. The Committee may employ such legal counsel, accountants and other persons as may be required in carrying out its work in connection with the Plan.

          iv.7 Accounts and Records. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.

          iv.8 Compliance with Applicable Law. The Company shall be deemed the Plan Administrator for the purposes of any applicable law and shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies. The Company shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.

          iv.9 Liability. No member of the Committee and no officer, director or employee of the Company or any other member of the Control Group shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudged to be due to gross negligence, willful misconduct or fraud. Further, no member of the Committee shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf as a member of the Committee.

          iv.10 Indemnification. Each Employer shall indemnify, to the full extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of such Employer under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan, except with regard to matters as to which he or she shall be adjudged in such action to be liable for gross negligence, willful misconduct or fraud in the performance of his or her duties.

          iv.11 Claims Procedure. Any claim by a Participant with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Secretary of the Company or such other person designated by the Committee from time to time for such purpose. If the designated person receiving a claim believes, following consultation with the Chairman of the Committee,that the claim should be denied, he or she shall notify the Participant in writing of the denial of the claim within ninety (90) days after his or her receipt thereof (this period may be extended an additional ninety (90) days in special circumstances and, in such event, the Participant shall be notified in writing of the extension). Such notice shall (a) set forth the specific reason or reasons for the denial making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based, (b) describe any additional material or information necessary to perfect the claim, and explain why such material or information, if any, is necessary, and (c) inform the Participant of his or her right pur-suant to this Section 4.11 to request review of the decision. A Participant may appeal the denial of a claim by submitting a written request for review to the Committee, within sixty (60) days after the date on which such denial is received.

          Such period may be extended by the Committee for good cause shown.
The claim shall then be reviewed by the Committee. A Participant or his or her duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Participant shall be entitled to be represented by counsel. The Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. Written notice of any such special circumstances shall be sent to the Participant. Any claim not decided upon in the required time period shall be deemed denied. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion based on the Plan and other relevant documents and shall be final, conclusive and binding on all persons.
                             ARTICLE v
                     Amendment and Termination

          v.1 Amendment and Termination. The Company reserves the right, in its sole and absolute discretion to amend or terminate, in whole or in part, any or all of the provisions of this Plan by action of the Board (or a duly authorized committee thereof) at any time, provided that any amendment reducing the benefits provided hereunder or any Plan termination (a) shall not be effective prior to the second anniversary of the Effective Date and (b) no such amendment or Plan termination may take effect sooner than one (1) year following the date on which the Board takes such action. Any termination or amendment of the Plan, however, shall not affect the Severance Benefit or other benefits hereunder, if any, payable to any Participant who is entitled to such Severance Benefit or other benefits as of the date of the amendment or termination of the Plan.
                            ARTICLE vi
              Participating Employers and Successors

          vi.1 Participating Employers. Upon approval by the Committee, this Plan may be adopted by any Affiliate of the Company. Upon such adoption, the Affiliate shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Associates of that Affiliate.

          vi.2 Successors. Subject to Section 5.1 hereof, the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company", as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan. In the event an Affiliate ceases to be a member of the Control Group, it may by such written agreement, but shall not be obligated to, continue the Plan as a separate plan and all reference to the "Company" shall become reference to the Affiliate. If this Plan is not specifically continued by the Affiliate, it shall terminate as to Associates of such Affiliate. If this Plan is specifically continued by the Affiliate, the Affiliate, but not the Company, shall be liable to the Associates of the Affiliate for any benefits due hereunder.
                            ARTICLE vii
                           Miscellaneous

          vii.1Rights of Associates. Nothing herein contained shall be held or construed to create any liability or obligation upon the Employer to retain any Associate in its service. All Associates shall remain subject to discharge or discipline to the same extent as if the Plan had not been put into effect.

          vii.2Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

          vii.3Use of Words. Whenever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context so requires.

          vii.4Controlling Law. The construction and administration of the Plan shall be governed by ERISA. To the extent not so governed, it shall be governed by the laws of the State of North Carolina (without reference to rules relating to conflicts of law).

          vii.5Withholding. The Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it reasonably believes it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to this Plan. In lieu thereof, the Employer shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Employer to the Participant upon such terms and conditions as the Committee may prescribe.

          vii.6Severability. Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of the Plan unless such determination shall render impossible or impracticable the functioning of the Plan, and in such case, an appropriate provision or provisions shall be adopted so that the Plan may continue to function properly.

          vii.7Incompetency. In the event that the Committee finds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine,and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under this Plan.

          vii.8Payments to a Minor. Any payments to a minor from this Plan may be paid by the Committee in its sole and absolute discretion (a) directly to such minor; (b) to the legal or natural guardian of such minor; or (c) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

          vii.9Assignment and Alienation. The benefits payable under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.
          IN WITNESS WHEREOF, the Company has caused this instrument to be executed this ____ day of ________, 1995.

                               ROSE'S STORES, INC.


                               By:

                               Title:

                            APPENDIX A

                         Change in Control

          A Change in Control shall be deemed to occur if: (i) any "person"
(as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) (a "Person") becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) (a "Beneficial Owner") of securities of the Company representing 50.1% or more of the total combined voting power of the Company's then outstanding voting securities, (ii) the Company merges or is consolidated with any Person or substantially all of the Company's assets are sold or disposed of to a Person other than (a) in a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such event to conti-nue to represent (either by remaining outstanding or by conversion into voting securities of the surviving or parent entity) 50.1% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities representing more than 50.1% or more of the total combined voting power of the Company's then outstanding voting securities, or (iii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) and
(ii) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds () of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

                                   APPENDIX B

          Severance Benefits shall be paid in the following amounts and forms according to the Participant's classification of employment. Unless otherwise specified, Severance Benefits shall be payable in bi-weekly installment payments commencing as soon as administratively feasible following a Participant's Termination Date. The calculation for each classification is based on the Participant's Salary as of the Termination Date and is as follows:
          -    Officers.
               A Severance Benefit based on twelve (12) months of Salary to be paid in (i) a lump sum representing six (6) month's Salary, paid to the Participant as soon as administratively feasible following the Officer's Termination Date and (ii) bi-weekly installments representing the remaining six (6) months Salary, to commence as soon as administratively feasible following the six (6) month anniversary of the Officer's Termination Date if, and only if, the Officer has not become employed on a full-time basis by an Employer or any other employer, as determined in the Committee's sole discretion. Notwithstanding anything to the contrary, in the event of a Change in Control, the entire Severance Benefit shall be paid in a lump sum as soon as administratively feasible following the Officer's
               Termination Date.

          - Director's, Senior Managers, Managers, and Senior Buyers with a Pay Grade of Ten (10) or Greater.
               A Severance Benefit based on three (3) weeks' Salary for each Year of Service, with a minimum of twelve (12) weeks' Salary and a maximum of twenty-six (26) weeks' Salary.

          -    Buyers and Store Managers.
               A Severance Benefit based on two (2) weeks' Salary for each Year of Service, with a minimum of twelve (12) weeks' Salary and a maximum of twenty-six (26) weeks' Salary.

          -    Managers and other Exempt Associates with a Pay Grade of Seven
               (7) to Nine (9).
               A Severance Benefit based on two (2) weeks' Salary for each Year of Service, with a minimum of six (6) weeks' Salary and a maximum of twenty-six (26) weeks' Salary.

          -    Managers and other Exempt Associates with a Pay Grade of One
               (1) to Six (6).

               A Severance Benefit based on one (1) week's Salary for each Year of Service, with a minimum of four (4) weeks' Salary and a maximum of twelve (12) weeks' Salary.

          -    Truck Drivers.
               A Severance Benefit of one (1) week's Salary for each Year of Service, with a minimum of four (4) weeks' Salary and a maximum of twelve (12) weeks' Salary.

          -    Corporate Office Non-Exempt Associates.
               A Severance Benefit of one-half (1/2) week's Salary for each Year of Service, with a minimum of two (2) weeks' Salary and a maximum of eight (8) weeks' Salary.

                                  APPENDIX C

                       AGREEMENT OF RELEASE
          Agreement made as of ______________________, by and between Rose's Stores, Inc. (the "Company") with its principal office at 218 South Garnett Street, Henderson, North Carolina 27536 and _____________________
_______________________, residing at
_____________________________________________________ (the "Associate").


                       W I T N E S S E T H:
          WHEREAS, the Associate's employment with the Company terminated or will terminate on _____________________; and
          WHEREAS, the Associate and the Company desire to settle all matters arising, directly or indirectly, out of the Associate's employment or the conclusion thereof according to the terms of this Agreement.
          NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, as well as the payment of the monies hereafter recited, Associate and the Company (the "Parties") agree as follows:
          1. Concluding Employment. Associate agrees that the Associate's employment with the Company terminated or will terminate as of ______________ (the "Termination Date"). Associate hereby waives all rights to reemployment or reinstatement from and after the Termination Date.

         2.   Associate's Release and Indemnity.

          (a) In consideration of the promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby, acknowledged, Associate releases and forever irrevocably discharges the Company, its past, present and future officers, directors, agents, shareholders, employees, representatives and associates, jointly and individually,(all of which are collectively referred to as "Released Parties") from any and all claims, demands, charges, lawsuits, debts, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorneys fees, costs and expenses of suit and liabilities whatsoever, which Associate had, now has or may have, whether the same be in law, in equity, or mixed, upon or by reason of any manner or cause existing as of the date of execution of the Agreement, including but not limited to, any claim, action or cause of action arising under the Age Discrimination in Employment Act, as amended ("ADEA"),the Civil Rights Acts of 1964 (Title VII) and 1991, the Employee Retirement Income Security Act, as amended ("ERISA"), the Americans with Disabilities Act, all Federal, state, and local civil rights statutes, and any other statutory, equitable or common law claims.

          Except for those Severance Benefits expressly set forth in the Rose's Severance Pay Plan (the "Plan") to be paid by the Company to Associate,Associate expressly waives any and all benefits or claims under any prior severance policy or program published by the Company, agreeing in lieu thereof to accept the Severance Benefit as granted under the Plan.

          (b) Associate agrees to indemnify the Company and its officers, directors, agents, shareholders, employees, representatives and associates from all claims including all attorney's fees, costs and expenses, arising out of Associate's breach of this Agreement or any misrepresentation of fact made by Associate which is contained in or made the basis of this Agreement. The Company acknowledges that the only representations that Associate has made which are contained in or made the basis of this Agreement are the representations expressly set forth in this Agreement in writing as being made by the Associate and the representation that Associate has not incurred any liability or expense to the Company or contracted any unpaid debt with or on behalf of the Company of which the Associate has not advised the Company prior to the execution hereof, and will not do so on or prior to the Termination Date. The provisions of this Section 2 shall survive the Termination Date.

          3. No Legal Action. Associate represents that, as of the effective date of this Agreement, he or she has not filed with any agency or any court any complaints or lawsuits against the Company arising out of his or her employment with or termination by the Company, and that he or she will not do so at any time thereafter.

          4.   Company Covenants.

          (a) As a material inducement to and in consideration of Associate entering into this Agreement,and conditioned upon the waivers and releases given by Associate herein, the Company agrees to pay Associate the Severance Benefit, as calculated under Appendix B of the Plan, of $______________ (which represents ______ weeks Salary), payable in bi-weekly installments of $____________, less any taxes or other standard deductions ordinarily deductible from any of said sums; subject however to termination of such payments at such time as Associate becomes actively employed on a full-time basis, as set forth in the Plan.

          (b) On the Termination Date, Associate will be entitled to whatever rights, if any, to continuation coverage which are available under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          5.   Termination of Associate's Authority and Use.

          (a) Effective immediately, Associate is no longer authorized to incur any expenses or obligations or liabilities on behalf of the Company.

          (b) Associate warrants that no later than the Termination Date, he or she shall return all property of the Company including,without limitation, all reports, files, memoranda, records and software, credit cards, card-key passes, door, file, vehicle, and other keys, computer access codes, disks and instructional manuals, calculators and other physical or personal property which have been provided for his or her use in connection with his or her employment with the Company.

          6.   Confidential Information.

          (a) Associate agrees that in the course of his or her employment with the Company, he has acquired information ("Confidential Information") which is (i) confidential and proprietary to the Company, and (ii) other technical, business, or financial information, the use or disclosure of which may be contrary to the Company interests. Associate agrees that he or she will: (i) hold in confidence such Confidential Information at all times during and after his or her employment with the Company; (ii) not disclose or communicate Confidential Information to any third party; and (iii) not make use of Confidential Information on his or her behalf or on behalf of any third party. Confidential Information specifically includes, but is not limited to, information about individuals currently employed by the Company including, but not limited to, the names of any such individuals and the terms of their employment. The Associate shall not, either directly or indirectly, disclose any Confidential Information concerning the Company employees and,in particular, shall not disclose any information, the use of which could result in the resignation or other termination of employment by any current Company employee.

          (b) Associate acknowledges that any unauthorized disclosure of Confidential Information would cause irreparable damage to the Company. In the event of any violation or a threatened violation of this Section 6, the Company shall be entitled to obtain preliminary and permanent relief enjoining Associate's use or disclosure, or attempted use or disclosure, of Confidential Information. Associate agrees to pay all reasonable costs and attorney's fees incurred by the Company in successfully enforcing its rights under this provision. The provisions of this Section 6 shall survive the Termination Date and continue in full force and effect for a period of five (5) years thereafter.

          Associate may make reference to his or her status with the Company provided no Confidential Information is disclosed.

          7. Disclaimer. This Agreement shall, in no way be construed as an admission by the Company or Associate that either has acted wrongfully with respect to Associate's employment or the conclusion thereof, or that Associate's rights were violated in any way by the Released Parties. This Agreement may not be received in evidence in any action or proceeding as an admission of liability or wrongdoing on the part of the Released Parties. Both parties specifically disclaim any liability to each other or any other person.

          8. Nondisclosure. Associate agrees that he or she will not reveal the terms of this Agreement to anyone other than his or her legal counsel, financial consultant and immediate family, who will be bound to maintain the confidence of the terms of this Agreement.

          9.   Voluntary Agreement.

          (a) Associate acknowledges that he or she has carefully read and fully understands all of the provisions of this Agreement, including the release of any potential claims under ADEA. Associate acknowledges that he or she has voluntarily and knowingly signed this Agreement in exchange for valuable consideration that Associate is not otherwise entitled to receive.

          (b) Associate further acknowledges that, in entering this Agreement, he or she has not relied upon any representation or statement made by any of the Company agents or representatives which is not set forth in this Agreement.

          10. Period for Review and Consideration of Agreement. Associate acknowledges that he or she has been given at least [forty-five (45)/twenty-one (21)]* days to review and consider this Agreement before signing it.

          11. Associate's Right to Revoke Agreement. Associate is advised that he or she may revoke this Agreement within seven (7) days of signing it. Revocation must be made by delivering a written notice of revocation to the Vice President, General Counsel and Secretary, Rose's Stores, Inc., P.O. Drawer 947, Henderson, NC 27536. If this Agreement is revoked by Associate in this seven
(7) day period, the Agreement will not be effective and enforceable.

          12. Effective Date. This Agreement shall not become effective until the eighth day following Associate's execution of this Agreement (the "Effective Date").

          13. Severability. If any provision of this Agreement is held to be unenforceable, the enforcement of the remaining provisions shall not be impaired.

          14. Successors and Assigns. This Agreement shall be binding upon the parties and their respective heirs, successors and assigns.

*Forty-five (45) days in the event of a group termination or reduction in force.
 Twenty-one (21) days in the event of a single termination not in connection with any other termination or event.

          15. Modification. This Agreement cannot be modified except by written agreement signed by Associate and the Company's duly authorized officer.

          16. Entire Agreement. This Agreement sets forth the entire Agreement between the parties, and supersedes all prior agreements, understandings, negotiations and correspondence between the parties concerning the matters described in this Agreement.

          17. Gender Neutral. The use of masculine terms in this Agreement includes the feminine and vice versa.

          18. North Carolina Law Governs. This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina.

     PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Associate's hand has hereunto been set as of the date first set forth above.

                               ROSE'S STORES, INC.

                               By:

                               Title:

                               By:
                                   Name of Associate